                                                                Exhibit 12.1

                       SERVICE CORPORATION INTERNATIONAL
                       RATIO OF EARNINGS TO FIXED CHARGES
                       (Thousands, except ratio amounts)

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
                                                                                   SIX MONTHS ENDED JUNE 30,
                                                                                     1994             1993
_____________________________________________________________________________________________________________
Pretax income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 113,642        $  88,281

Undistributed income of less than 50% owned equity investees  . . . . . . .             (456)            (259)
Minority interest in income of majority owned subsidiaries
    with fixed charges  . . . . . . . . . . . . . . . . . . . . . . . . . .            1,041            1,002
Add fixed charges as adjusted (from below)  . . . . . . . . . . . . . . . .           42,577           37,662
                                                                                   ---------        ---------
                                                                                   $ 156,804        $ 126,686
                                                                                   ---------        ---------

Fixed charges:
    Interest expense:
         Corporate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  32,456        $  28,888
         Financial services . . . . . . . . . . . . . . . . . . . . . . . .            4,577            3,598
         Capitalized  . . . . . . . . . . . . . . . . . . . . . . . . . . .              355               73
    Amortization of debt costs  . . . . . . . . . . . . . . . . . . . . . .              140              141
    1/3 of rental expense   . . . . . . . . . . . . . . . . . . . . . . . .            5,404            5,035
                                                                                   ---------        ---------
    Fixed charges   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           42,932           37,735

    Less:   Capitalized interest  . . . . . . . . . . . . . . . . . . . . .             (355)             (73)
                                                                                   ---------        ---------

Fixed charges as adjusted . . . . . . . . . . . . . . . . . . . . . . . . .        $  42,577        $  37,662
                                                                                   ---------        ---------
Ratio (earnings divided by fixed charges) . . . . . . . . . . . . . . . . .
                                                                                        3.65             3.36
                                                                                   =========        =========


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